Press Release for March 1, 2005

HEADLINE: Gladstone Commercial enters into a $50 million line of credit with a syndicate of banks led by BB&T.

McLean, VA: Gladstone Commercial Corp. (NASDAQ: GOOD) (the “Company”) announced today that the Company has entered into a line of credit with a syndicate of banks for up to $50 million. The credit facility was arranged by BB&T Capital Markets, with Branch Banking & Trust Company acting as Agent. Other participants are First Horizon Bank and Compass Bank. The line can be expanded under certain conditions to $75 million. The line of credit is a warehouse line and the Company expects to use borrowings under the line of credit to purchase real estate that is leased to small and mid-sized businesses. The short-term line of credit will be used to finance the real estate until a permanent long-term mortgage is placed on the property and for working capital.

For further information please contact Martin von Rosenberg at (703) 286-0775.

This press release may include statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk factors” of the Company’s Form 10-K for the Fiscal Year Ended December 31, 2003, as filed with the Securities and Exchange Commission on March 10, 2004. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.